Exhibit 3.1

TUSCAN HOLDINGS CORP. II RECEIVES NASDAQ NOTIFICATION OF

NON-COMPLIANCE WITH LISTING RULES

NEW YORK, NEW YORK – April 26, 2022 – Tuscan Holdings Corp. II (NASDAQ: THCA) (“Tuscan” or the “Company”), a blank check company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, announced that on April 22, 2022, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) advising the Company that the Company did not comply with NASDAQ’s Listing Rule 5250(c)(1) for continued listing because NASDAQ had not received the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”). NASDAQ had informed the Company that it had until June 21, 2022 to submit a plan to regain compliance with respect to this delinquent report. However, on April 25, 2022, the Company filed the Form 10-K with the Securities and Exchange Commission and was subsequently notified by NASDAQ that it had regained compliance with NASDAQ’s listing rules as a result thereof.

About Tuscan Holdings Corp. II

Tuscan Holdings Corp. II is a blank check company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes certain “forward-looking” statements, as that term is defined under the federal securities laws. Forward-looking statements include, among others, statements about the Company’s plans to restate its consolidated financial statements and amend prior SEC filings, the timing of such restatement, and the restatement’s effect on the Company’s prior consolidated financial statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties, and changes in circumstances that may cause actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement. Please refer to the risk factors contained in the Company’s SEC filings for additional information. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Company Contact:

Stephen Vogel

Chief Executive Officer

Tuscan Holdings Corp. II

135 E. 57th Street, 17th Floor

New York, NY 10022

(646) 948-7100